Exhibit 99.3

Notice of Guaranteed Delivery

for Shares of Class A Common Stock of

LENNAR CORPORATION

Offer to Exchange

up to 33,298,764 Shares of Class A Common Stock of

MILLROSE PROPERTIES, INC.

which are owned by Lennar Corporation

for Outstanding Shares of Class A Common Stock of

LENNAR CORPORATION

(Not to be used for signature guarantees)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER 7, 2025 UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF CLASS A COMMON STOCK OF LENNAR CORPORATION VALIDLY TENDERED IN RESPONSE TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to participate in the Exchange Offer (as set forth in the prospectus dated October 10, 2025 (the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”)) in the following circumstances:

(1)

if certificates representing shares of Class A common stock of Lennar Corporation, a Delaware corporation (“Lennar Corporation”), par value $0.10 per share (“Lennar Class A Common Stock”), are not immediately available;

(2)	if the procedure for book-entry transfer cannot be completed on a timely basis; or

(3)	if time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Exchange Agent”) on or before the expiration date of the Exchange Offer.

This Notice of Guaranteed Delivery may be transmitted by email or mailed to the Exchange Agent as described in the Prospectus and must include a guarantee by an Eligible Institution (as defined in the Instruction Booklet to the Letter of Transmittal). Additional information can be found in the section entitled “The Exchange Offer — Procedures for Tendering” in the Prospectus. Only registered stockholders (including any participant in The Depository Trust Company (“DTC”) whose name appears on a security position listing as the owner of shares of Lennar Class A Common Stock) may submit this Notice of Guaranteed Delivery. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.

The Information Agent for the Exchange Offer is:

Georgeson LLC

51 West 52nd Street, 6th Floor

New York, NY 10019

Stockholders, banks and brokers, please call (toll-free): +1 (888) 624-7035

All others outside the U.S., please call: +1 (218) 209-2908

The Exchange Agent for the Exchange Offer is:

By Registered or Certified Mail: Computershare Attn: Voluntary Corporation Actions, P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Computershare Attn: Voluntary Corporate Actions, 150 Royall Street, Suite V Canton, MA 02021

By Email (for Notice of Guaranteed Delivery or Notice of Withdrawal only):

CANOTICEOFGUARANTEE@computershare.com

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR EMAIL ADDRESS OTHER THAN ONE SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING THAT (1)(A) SHARE CERTIFICATES REPRESENTING ALL VALIDLY TENDERED SHARES OF LENNAR CLASS A COMMON STOCK (OTHER THAN SHARES OF LENNAR CLASS A COMMON STOCK IN UNCERTIFICATED FORM REGISTERED DIRECTLY IN LENNAR CORPORATION’S SHARE REGISTER) LISTED ON THIS NOTICE, IN PROPER FORM FOR TRANSFER OR (B) WITH RESPECT TO DIRECTLY REGISTERED SHARES OR SHARES DELIVERED BY BOOK-ENTRY TRANSFER THROUGH DTC, CONFIRMATION OF A BOOK-ENTRY TRANSFER OF THOSE SHARES OF LENNAR CLASS A COMMON STOCK INTO THE EXCHANGE AGENT’S ACCOUNT AT DTC, (2) A LETTER OF TRANSMITTAL FOR SHARES OF LENNAR CLASS A COMMON STOCK, PROPERLY COMPLETED AND DULY EXECUTED (INCLUDING ANY SIGNATURE GUARANTEES THAT MAY BE REQUIRED) OR, IN THE CASE OF SHARES DELIVERED BY BOOK-ENTRY TRANSFER THROUGH DTC, AN AGENT’S MESSAGE (AS DEFINED IN THE PROSPECTUS) AND (3) ANY OTHER REQUIRED DOCUMENTS, WILL EACH IN FACT BE RECEIVED BY THE EXCHANGE AGENT NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE SECOND NEW YORK STOCK EXCHANGE TRADING DAY AFTER THE DATE OF EXECUTION OF THIS NOTICE OF GUARANTEED DELIVERY. FAILURE TO COMPLETE THE ABOVE ACTIONS BY SUCH TIME COULD RESULT IN FINANCIAL LOSS TO THE ELIGIBLE INSTITUTION MAKING THIS GUARANTEE.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Lennar Corporation, a Delaware corporation (“Lennar Corporation”), the number of shares of Class A common stock of Lennar Corporation, par value $0.10 per share (“Lennar Class A Common Stock”), set forth below, on the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, as may be amended from time to time, which together constitute the offer by Lennar Corporation to exchange up to an aggregate of 33,298,764 shares of Class A common stock of Millrose Properties, Inc., a Maryland corporation, par value $0.01 per share, which are owned by Lennar Corporation for outstanding shares of Lennar Class A Common Stock.

Number of shares of Lennar Class A Common Stock to be tendered:

Account Number (if known):

Dated: , 2025

Signature(s) of Registered Holder(s)

Please type or print name(s) of Registered Holder(s) here

Please type or print address

Area Code and Telephone Number

Tax Identification or Social Security Number(s)

(If you do not have a Tax Identification or Social Security Number, please enter four zeros (0000).)

ODD-LOT SHARES

Even if the Exchange Offer is oversubscribed, stockholders who directly or beneficially own fewer than 100 shares of Lennar Class A Common Stock (“Odd-Lot Shares”) who tender all of their shares of Lennar Class A Common Stock will not be subject to proration. Direct or beneficial holders of more than 100 shares of Lennar Class A Common Stock, and those who own fewer than 100 shares of Lennar Class A Common Stock but do not tender all of their shares, will be subject to proration. Shares held on behalf of participants in the Lennar 401(k) Plan (as defined in the Prospectus) (each of which holds more than 100 shares of Lennar Class A Common Stock) will be subject to proration, even if such participants beneficially own fewer than 100 shares.

This section is to be completed ONLY if shares of Lennar Class A Common Stock are being tendered by or on behalf of a person owning directly or beneficially fewer than 100 shares of Lennar Class A Common Stock who tenders all such shares. The undersigned either (check one box):

☐	is the direct or beneficial owner of an aggregate of fewer than 100 shares of Lennar Class A Common Stock, all of which are being tendered;

or

☐

is a broker, dealer, commercial bank, trust company, custodian or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder and (b) believes, based upon representations made to it by each such beneficial owner, that each such person is the direct or beneficial owner of an aggregate of fewer than 100 shares of Lennar Class A Common Stock and is tendering all of those shares.

GUARANTEED DELIVERY

(Not to be used for signature guarantee)

The undersigned, a participant in the Securities Transfer Agents Medallion Program or an “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each of the foregoing, an “Eligible Institution”) (i) represents and guarantees that the above-named person(s) hold(s) a net long position in the shares of Lennar Class A Common Stock tendered hereby as required under Rule 14e-4 under the Exchange Act; (ii) represents and guarantees that the tender of such shares of Lennar Class A Common Stock complies with Rule 14e-4 under the Exchange Act; and (iii) guarantees to deliver to the Exchange Agent by no later than 5:00 p.m., New York City time, on the second New York Stock Exchange trading day after the date hereof, (1)(A) share certificates representing all validly tendered shares of Lennar Class A Common Stock (other than shares of Lennar Class A Common Stock in uncertificated form registered directly in Lennar Corporation’s share register), in proper form for transfer or (B) with respect to directly registered shares or shares delivered by book-entry transfer through DTC, confirmation of a book-entry transfer of those shares of Lennar Class A Common Stock into the Exchange Agent’s account at DTC, (2) a Letter of Transmittal for the shares of Lennar Class A Common Stock being tendered, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through DTC, an agent’s message (as defined in the Prospectus), and (3) any other required documents.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for shares of Lennar Class A Common Stock, or confirmation of book-entry transfer of directly registered shares or an agent’s message, and any other required documents to the Exchange Agent within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

Area Code and Telephone No.(s):

Authorized Signature:

Name:

Title:

Dated:__________, 2025

DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES, IF ANY, SHOULD BE SENT TO THE EXCHANGE AGENT WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (UNLESS A CONFIRMATION OF BOOK-ENTRY TRANSFER IS USED FOR DIRECTLY REGISTERED SHARES OR SHARES TENDERED THROUGH DTC).

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